Exhibit 99.1

Kennedy-Wilson Holdings, Inc.
Full Year and Fourth Quarter 2013
Earnings Release and Supplemental Financial Information

Premiere Ichibancho Tokyo	The Ritz Carlton, Lake Tahoe Lake Tahoe	State Street Building Dublin

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
Full Year and Fourth Quarter December 31, 2013

Common Definitions
Kennedy-Wilson Holdings, Inc ("Kennedy Wilson") and its subsidiaries (collectively "The Company," "we," "our," or "us.")

Kennedy Wilson refers to its net investment account and gross investment account throughout this release. Kennedy Wilson's equity in real estate, joint ventures, acquired in-place leases and loan investments, net of depreciation and amortization comprises the "net investment account." The "gross investment account" is the net investment account presented before accumulated depreciation and amortization.

Note about Non-GAAP financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy-Wilson Holdings, Inc. ("Kennedy Wilson") has provided certain information, which includes non-GAAP financial measures (pro forma consolidated statements of operations, EBITDA, net income before noncontrolling interests, interest, taxes, depreciation, amortization and share-based compensation ("Adjusted EBITDA"), net income attributable to common shareholders, adjusted for depreciation, amortization and stock-based compensation expense ("Adjusted Net Income"), and Basic Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders Per Share). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Contact:    Christina Cha
Vice President of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS FULL YEAR AND FOURTH QUARTER EARNINGS
The Company's Adjusted EBITDA for FY 2013 grows by 85% to $185.1 million
Kennedy Wilson increases dividend by 29% to $0.09 per common share for first quarter 2014

BEVERLY HILLS, Calif. (February 26, 2014) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) ("Kennedy Wilson") and its consolidated subsidiaries (collectively "the Company, our, we, or us"), a global real estate investment and services company, today reported year end 2013 Adjusted EBITDA of $185.1 million, a 85% increase from $100.2 million for 2012. For the fourth quarter 2013, Adjusted EBITDA was $73.9 million, a 65% increase from $44.7 million for the same period in 2012.

Kennedy Wilson reported Adjusted Net Income to common shareholders for the year end 2013 of $57.1 million or $0.80 per basic share, compared to $31.7 million or $0.57 per basic share, for the same period in 2012. Adjusted Net Income to shareholders for the fourth quarter 2013 was $18.5 million or $0.23 per basic share, compared to $23.5 million or $0.39 per basic share, for the same period in 2012. Kennedy Wilson's U.S. GAAP net loss attributable to common shareholders for the year end 2013 was $14.5 million, or $0.21 per basic and diluted share, compared to a loss of $3.9 million, or $0.07 per basic share and diluted share, for the same period in 2012. U.S. GAAP net loss attributable to common shareholders for the fourth quarter 2013 was $4.3 million, or $0.05 per basic and diluted share, compared to income of $8.8 million, or $0.15 per basic and diluted share, for the same period in 2012.

"We had a banner year in 2013 continuing our trend of sourcing attractive investments globally,” said William McMorrow, chairman and CEO of Kennedy Wilson. “We remain well positioned to take advantage of great opportunities in 2014 and beyond."

Kennedy Wilson also announced that it will pay a dividend of $0.09 per share, a 29% increase from the previous quarter, to common shareholders of record as of March 31, 2014 with a payment date of April 8, 2014. The quarterly payment equates to an annual dividend of $0.36 per common share.

Recent Highlights

Balance Sheet

•	The Company's total assets increased $515.0 million or 40% to $1.8 billion at December 31, 2013 from $1.3 billion at December 31, 2012.

•	The Company's total equity increased $300.1 million or 58% to $818.9 million at December 31, 2013 from $518.8 million at December 31, 2012.

•
As of December 31, 2013, our gross investment account was $1.2 billion, compared to $908.9 million as of December 31, 2012. Our net investment account was $1.1 billion as of December 31, 2013 compared to $837.6 million at December 31, 2012, after accumulated depreciation and amortization of $135.7 million and $71.3 million, respectively. The change in the net investment account was comprised of $535.8 million of cash contributed to and income earned on investments offset by $273.1 million of cash distributed from investments.

Investments business
Operating metrics

•	During the year end December 31, 2013, our investments segment achieved an Adjusted EBITDA of $171.8 million, a 94% increase from $88.5 million for the same period in 2012.

•
During the year end December 31, 2013, based on the Company and its equity partner's investments in 11,755 same property multifamily units, rental revenues increased 5%, net operating income increased 7% and occupancy remained flat at 94% at the property level from the same period in 2012. In addition, based on the Company and its equity partner's investments in 2.9 million square feet of same property commercial real estate, rental revenues increased 13%, net operating income increased 17% and occupancy increased 5% to 83% at the property level from the same period in 2012.

Acquisition/disposition program

•
During 2013, the Company and its equity partners acquired $2.8 billion of real estate related investments including unpaid principal balance ("UPB") on loan purchases, in which the Company invested $386.0 million of equity. Our investments in 2013 were directed 58% to the United Kingdom and Ireland and 42% to the Western U.S. During 2012, the Company and its equity partners acquired $2.9 billion of real estate related investments including UPB on loan purchases, in which the Company invested $402.3 million of equity. Our investments in 2012 were directed 69% to Western U.S. and 31% to the United Kingdom and Ireland.

•
During the fourth quarter, Kennedy Wilson gained control of certain real estate assets, of which the largest was the Ritz Carlton, Lake Tahoe hotel investment. As a result of gaining control of the hotel, the Company recognized an acquisition-related gain of $45.5 million of which $22.6 million was allocated to noncontrolling equity partners.

•
During 2013, the Company and its equity partners sold a total of $232.3 million of real estate, which resulted in a gain on sale of $59.2 million (excluding any distributions during the ownership period), of which our share was $15.6 million (based on $37.6 million of our equity invested), including 17 commercial buildings, 2 multifamily properties and 53 condos.

Services business

•	Management and leasing fees and commissions increased by 28% to $68.1 million for the year end December 31, 2013 from $53.3 million for the same period in 2012.

•	During the year end December 31, 2013, our services segment achieved an Adjusted EBITDA of $27.4 million, a 36% increase from $20.2 million for the same period in 2012.

•
In December 2013, the Company and its equity partners acquired a minority stake in a real estate and asset management servicing platform in Spain from Banco Popular that manages €23.0 billion in assets ($27.2 million of our equity invested).

Subsequent events

•
On February 25, 2014, we agreed to acquire £122.0 million (approximately $203.0 million) of ordinary shares in the initial public offering of Kennedy Wilson Europe Real Estate Plc (“KWE”, LSE:KWE). Our investment will consist of £87.0 million (approximately $145.0 million) of cash subscription and the contribution of £35.0 million (approximately $58.0 million) of assets acquired by Kennedy Wilson in the first quarter of 2014. Our subscription is conditional on KWE's admission to the London Stock Exchange ("Admission") which is expected to occur on or around February 28, 2014. We will own approximately 13.4% of KWE's total share capital immediately following Admission.  One of our wholly-owned subsidiaries will act as KWE's external manager, in which capacity we will be entitled to receive certain management and performance fees. In addition, KWE will be provided priority access to all investment opportunities sourced by us in Europe.

•
Subsequent to December 31, 2013, the Company and its equity partners have acquired $329.6 million of real estate related investments that includes 1.7 million rentable square feet of real estate comprising 17 commercial properties along with $157.4 million of loans secured by real estate. Our equity contribution for these investments is approximately $150.0 million and represents a 66% ownership. These amounts exclude our investment in KWE discussed above.

•	In January 2014, Kennedy Wilson issued and sold 9.2 million shares of common stock, resulting in gross proceeds of $197.3 million.

Conference Call and Webcast Details

Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Thursday, February 27.
The direct dial-in number for the conference call is (888) 895-5479 for U.S. callers and (847) 619-6250 for international callers. The confirmation number for the live call is 36721281.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 36721281#.
The webcast will be available at: http://edge.media-server.com/m/p/urtn8uyz/lan/en. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson
Founded in 1977, Kennedy Wilson is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 24 offices in the U.S., U.K., Ireland, Spain and Japan.  The company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including commercial, multi-family, loan purchases and originations, residential, and hotels.  Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21 of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2013, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, the Company has provided certain information, which includes non-GAAP financial measures (Pro Forma Statements of Operations, Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders, Basic Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders Per Share, EBITDA and Adjusted EBITDA). Additionally, there are certain revenue and expense line items in our pro forma consolidated statements of operations or income that would otherwise be classified as discontinued operations on a GAAP statement. Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental tables. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions, except share amounts)

	December 31,
	2013	2012
Assets
Cash and cash equivalents	$178.2	$120.9
Short term investments	—	10.0
Accounts receivable	5.2	3.6
Accounts receivable—related parties	11.4	22.4
Notes receivable	52.7	136.6
Notes receivable—related parties	4.1	—
Real estate, net of accumulated depreciation of $15.8 and $7.4 at December 31, 2013 and 2012	668.8	289.4
Investments in joint ventures ($79.0 and $68.4 carried at fair value as of December 31, 2013 and 2012)	751.4	543.2
Investments in loan pool participations	34.7	95.6
Other assets	68.4	38.1
Goodwill	23.9	24.0
Total assets	$1,798.8	$1,283.8

Liabilities
Accounts payable	$2.6	$1.8
Accrued expenses and other liabilities	64.3	29.4
Accrued salaries and benefits	32.2	25.0
Deferred tax liability	24.1	22.7
Mortgage loans and notes payable	407.7	236.5
Senior notes payable	409.0	409.6
Junior subordinated debentures	40.0	40.0
Total liabilities	979.9	765.0
Equity
Cumulative preferred stock, $0.0001 par value, 1,000,000 shares authorized, $1,000 per share liquidation preference:
6.00% Series A, 100,000 shares issued and outstanding as of December 31, 2013 and 2012, mandatorily convertible on May 19, 2015	—	—
6.45% Series B, 32,550 shares issued and outstanding as of December 31, 2013 and 2012, respectively, mandatorily convertible on November 3, 2018	—	—
Common stock, $0.0001 par value, 125,000,000 shares authorized, 82,592,607 and 64,789,646 shares issued and 82,592,607 and 63,772,598 shares outstanding as of December 31, 2013 and 2012, respectively	—	—
Additional paid-in capital	801.3	512.8
Retained earnings (accumulated deficit)	(42.2)	(5.9)
Accumulated other comprehensive income	9.2	12.6
Shares held in treasury	—	(9.8)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	768.3	509.7
Noncontrolling interests	50.6	9.1
Total equity	818.9	518.8
Total liabilities and equity	$1,798.8	$1,283.8

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue
Management and leasing fees	$12.2	$11.0	$54.1	$40.3
Commissions	1.8	6.8	14.0	13.0
Rental and other income	15.6	4.1	43.0	8.5
Sale of real estate	—	1.0	10.1	2.3
Total revenue	29.6	22.9	121.2	64.1
Operating expenses
Commission and marketing expenses	0.8	0.9	3.6	4.6
Rental operating expenses	7.0	1.9	18.9	4.5
Cost of real estate sold	—	1.0	7.9	2.2
Compensation and related expenses	23.9	25.2	76.7	55.8
General and administrative	6.9	5.8	24.6	19.5
Depreciation and amortization	5.4	2.0	17.4	4.9
Total operating expenses	44.0	36.8	149.1	91.5
Equity in joint venture income	8.8	9.1	29.8	21.5
Interest income from loan pool participations and notes receivable	3.3	2.1	13.5	9.2
Operating (loss) income	(2.3)	(2.7)	15.4	3.3
Non-operating income (expense)
Interest income	0.2	0.4	0.6	2.9
Acquisition-related gain	45.5	25.5	56.6	25.5
Gain on sale of marketable securities	—	1.4	—	4.3
Acquisition-related expenses	(1.1)	(0.7)	(1.6)	(0.7)
Interest expense - corporate debt	(10.2)	(6.6)	(39.9)	(26.1)
Interest expense - property level debt	(4.4)	(2.0)	(11.8)	(2.5)
Realized foreign currency translation	(2.8)	—	(2.8)	—
Income from continuing operations before (provision for) benefit from income taxes	24.9	15.3	16.5	6.7
(Provision for) benefit from income taxes	(4.3)	(4.9)	(2.9)	0.2
Income from continuing operations	20.6	10.4	13.6	6.9
Discontinued Operations
Loss from discontinued operations, net of income taxes	—	—	(0.3)	—
Gain (loss) from sale of real estate, net of income taxes	—	—	0.6	(0.2)
Net income	20.6	10.4	13.9	6.7
Net (income) loss attributable to the noncontrolling interests	(22.9)	0.4	(20.3)	(2.5)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(2.3)	10.8	(6.4)	4.2
Preferred stock dividends and accretion of issuance costs	(2.0)	(2.0)	(8.1)	(8.1)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(4.3)	$8.8	$(14.5)	$(3.9)
Basic earnings per share
Income (loss) per basic - continuing operations	$(0.05)	$0.15	$(0.21)	$(0.07)
Income (loss) per basic - discontinued	—	—	—	—
Earnings (loss) per share - basic (a)	$(0.05)	$0.15	$(0.21)	$(0.07)
Weighted average shares outstanding for basic	79,173,585	60,450,450	71,159,919	55,285,833
Diluted earnings per share
Income (loss) per diluted - continuing operations	$(0.05)	$0.15	$(0.21)	$(0.07)
Income (loss) per diluted - discontinued	—	—	—	—
Earnings per share - diluted (a)	$(0.05)	$0.15	$(0.21)	$(0.07)
Weighted average shares outstanding for diluted	79,173,585	61,166,123	71,159,919	55,285,833
Dividends declared per common share	$0.07	$0.05	$0.28	$0.20
(a)  EPS amounts may not add due to rounding.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(4.3)	$8.8	$(14.5)	$(3.9)
Non-GAAP adjustments:
Add back:
Depreciation and amortization	5.4	2.0	17.4	4.9
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	15.4	9.6	46.7	22.6
Share-based compensation	2.0	3.1	7.5	8.1
Adjusted Net Income	$18.5	$23.5	$57.1	$31.7
Basic Weighted Average Number of Common Shares Outstanding	79,173,585	60,450,450	71,159,919	55,285,833
Basic Adjusted Net Income Per Share	$0.23	$0.39	$0.80	$0.57

Kennedy-Wilson Holdings, Inc. and Subsidiaries
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income	$20.6	$10.4	$13.9	$6.7
Non-GAAP adjustments:
Add back:
Interest expense - corporate debt	10.2	6.6	39.9	26.1
Interest expense - property level debt	4.4	2.0	11.8	2.5
Kennedy Wilson's share of interest expense included in investment in joint ventures and loan pool participations	11.6	6.1	45.0	29.5
Depreciation and amortization	5.4	2.0	17.4	4.9
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	15.4	9.6	46.7	22.6
Provision for (benefit from) income taxes	4.3	4.9	2.9	(0.2)
EBITDA	71.9	41.6	177.6	92.1
Share-based compensation	2.0	3.1	7.5	8.1
Adjusted EBITDA	$73.9	$44.7	$185.1	$100.2

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	December 31, 2013	December 31, 2012
Market Data
Common stock price per share	$22.25	$13.98
Common stock and convertible preferred stock:
Basic shares outstanding (1)	82,592,607	63,772,598
Series A mandatory convertible preferred (2)	8,058,018	8,058,018
Series B mandatory convertible preferred (3)	3,042,056	3,042,056
Total common stock and convertible preferred stock	93,692,681	74,872,672

Equity Market Capitalization	$2,084.7	$1,046.7

Corporate Debt (4)
Senior notes payable	405.0	405.0
Junior subordinated debentures	40.0	40.0
Total corporate debt	445.0	445.0
Noncontrolling interest	50.6	9.1
Total Capitalization	2,580.3	1,500.8
Less: cash and cash equivalents and short term investments	(178.2)	(130.9)
Total Enterprise Value	$2,402.1	$1,369.9
Warrants outstanding (5)	2,710,742	5,822,744

(1) Basic share count and common stock share price per share as of December 31, 2013 and 2012.
(2) $100 million of Series A mandatory convertible preferred with a mandatory conversion date of May 19, 2015 and a conversion rate of $12.41 per share.
(3) $32.5 million of Series B mandatory convertible preferred with a mandatory conversion date of November 3, 2018 and a conversion rate of $10.70 per share.
(4) Excludes $407.7 million and $236.5 million of consolidated property level debt for the year ended December 31, 2013 and December 31, 2012, respectively.
(5) The warrants carry an exercise price of $12.50 and expire on November 14, 2014.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Three months ended December 31,
	2013			2012
	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees	$12.2	$—	$12.2	$11.0	$—	$11.0
Commissions	1.8	—	1.8	6.8	—	6.8
Sale of real estate	—	9.2	9.2	1.0	3.1	4.1
Rental and other income	15.6	39.7	55.3	4.1	23.9	28.0
Interest income	—	3.9	3.9	—	3.6	3.6
Total revenue	29.6	52.8	82.4	22.9	30.6	53.5
Operating expenses
Commission and marketing expenses	0.8	—	0.8	0.9	—	0.9
Rental operating expenses	7.0	16.7	23.7	1.8	8.4	10.2
Cost of real estate sold	—	6.8	6.8	1.0	2.7	3.7
Compensation and related expenses	23.9	0.2	24.1	25.2	0.3	25.5
General and administrative	6.9	0.6	7.5	5.8	0.3	6.1
Depreciation and amortization	5.4	15.4	20.8	2.0	9.6	11.6
Total operating expenses	44.0	39.7	83.7	36.7	21.3	58.0
Equity in joint venture income	8.8	(8.8)	—	9.1	(9.1)	—
Interest income from loan pool participations and notes receivable	3.3	(3.3)	—	2.1	(2.1)	—
Operating (loss) income	(2.3)	1.0	(1.3)	(2.6)	(1.9)	(4.5)
Non-operating income (expense)
Interest income	0.2	(0.2)	—	0.4	(0.4)	—
Acquisition-related gain	45.5	6.5	52.0	25.5	—	25.5
Gain on sale of marketable securities	—	—	—	1.4	—	1.4
Acquisition-related expenses	(1.1)	(1.5)	(2.6)	(0.7)	(1.2)	(1.9)
Gain on refinancing	—	—	—	—	1.5	1.5
Fair value gain	—	5.1	5.1	—	9.5	9.5
Interest expense - corporate debt	(10.2)	—	(10.2)	(6.6)	—	(6.6)
Interest expense - property level debt	(4.4)	(11.6)	(16.0)	(2.0)	(6.0)	(8.0)
Realized foreign currency translation	(2.8)	—	(2.8)	—	—	—
Other non-operating expenses	—	0.7	0.7	—	(1.5)	(1.5)
Income before benefit from income taxes	24.9	—	24.9	15.4	—	15.4
Provision for income taxes	(4.3)	—	(4.3)	(4.9)	—	(4.9)
Net income	$20.6	$—	$20.6	$10.5	$—	$10.5

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Twelve months ended December 31,
	2013			2012
	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees	$54.1	$—	$54.1	$40.3	$—	$40.3
Commissions	14.0	—	14.0	13.0	—	13.0
Sale of real estate	10.1	55.1	65.2	2.3	61.9	64.2
Rental and other income	43.0	134.7	177.7	8.5	78.4	86.9
Interest income	—	19.3	19.3	—	16.3	16.3
Total revenue	121.2	209.1	330.3	64.1	156.6	220.7
Operating expenses
Commission and marketing expenses	3.6	—	3.6	4.6	—	4.6
Rental operating expenses	18.9	56.8	75.7	4.5	27.2	31.7
Cost of real estate sold	7.9	41.7	49.6	2.2	52.8	55.0
Compensation and related expenses	76.7	0.8	77.5	55.8	1.0	56.8
General and administrative	24.6	1.7	26.3	19.5	0.8	20.3
Depreciation and amortization	17.4	46.7	64.1	4.9	22.6	27.5
Total operating expenses	149.1	147.7	296.8	91.5	104.4	195.9
Equity in joint venture income	29.8	(29.8)	—	21.5	(21.5)	—
Interest income from loan pool participations and notes receivable	13.5	(13.5)	—	9.2	(9.2)	—
Operating income	15.4	18.1	33.5	3.3	21.5	24.8
Non-operating income (expense)
Interest income	0.6	(0.6)	—	2.9	(2.9)	—
Acquisition-related gain	56.6	36.2	92.8	25.5	—	25.5
Gain on sale of marketable securities	—	—	—	4.3	—	4.3
Acquisition-related expenses	(1.6)	(13.5)	(15.1)	(0.7)	(2.4)	(3.1)
Carried interest on realized investment	—	—	—	—	2.4	2.4
Gain on sale of interest in joint venture investments	—	—	—	—	2.4	2.4
Gain on refinancing	—	—	—	—	1.5	1.5
Fair value gain	—	5.1	5.1	—	9.5	9.5
Interest expense - corporate debt	(39.9)	—	(39.9)	(26.1)	—	(26.1)
Interest expense - property level debt	(11.8)	(45.0)	(56.8)	(2.5)	(29.4)	(31.9)
Realized foreign currency translation	(2.8)	—	(2.8)	—	—	—
Other non-operating expenses	—	(0.3)	(0.3)	—	(2.6)	(2.6)
Income before benefit from income taxes	16.5	—	16.5	6.7	—	6.7
(Provision for) benefit from income taxes	(2.9)	—	(2.9)	0.2	—	0.2
Income from continuing operations	13.6	—	13.6	6.9	—	6.9
Discontinued Operations
Loss from discontinued operations, net of income taxes	(0.3)	—	(0.3)	—	—	—
Gain (loss) from sale of real estate	0.6	—	0.6	(0.2)	—	(0.2)
Net income	$13.9	$—	$13.9	$6.7	$—	$6.7

Kennedy-Wilson Holdings, Inc. and Subsidiaries
EBITDA by Segment
(Unaudited)
(Dollars in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Investments
Rental and other income and sale of real estate	$15.6	$5.1	$53.1	$10.8
Operating expenses	(28.6)	(19.3)	(84.7)	(41.3)
Equity in joint venture income	8.8	9.0	29.8	21.5
Income from loan pool participations and notes receivable	3.3	2.2	13.5	9.3
Operating (loss) income	(0.9)	(3.0)	11.7	0.3
Interest income - related party	0.1	0.4	0.3	2.8
Acquisition related gain	45.5	25.5	56.6	25.5
Gain on sale of marketable securities	—	1.5	—	4.4
Acquisition-related expenses	(1.1)	(0.7)	(1.6)	(0.7)
Interest expense - consolidated property level debt	(4.4)	(2.0)	(11.8)	(2.5)
Realized foreign currency translation	(2.8)	—	(2.8)	—
Income from continuing operations	36.4	21.7	52.4	29.8
Loss from discontinued operations, net of income taxes	—	—	(0.3)	—
Gain (loss) from sale of real estate, net of income taxes	0.1	—	0.6	(0.2)
Net income	36.5	21.7	52.7	29.6
Add back:
Interest expense - property level debt	4.4	2.0	11.8	2.5
Kennedy Wilson's share of interest expense included investment in joint ventures and loan pool participation	11.6	6.1	45.0	29.4
Depreciation and amortization	4.5	1.9	15.6	4.4
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	15.4	9.6	46.7	22.6
EBITDA and Adjusted EBITDA	$72.4	$41.3	$171.8	$88.5

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Services
Management and leasing fees and commissions	$14.1	$17.8	$68.1	$53.3
Operating expenses	(10.1)	(8.9)	(42.0)	(33.3)
Operating income	4.0	8.9	26.1	20.0
Net income	4.0	8.9	26.1	20.0
Add back:
Depreciation and amortization	0.8	0.1	1.3	0.2
EBITDA and Adjusted EBITDA	$4.8	$9.0	$27.4	$20.2

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Account - 2013
(Unaudited)
(Dollars in millions)

12/31/2013
Investment in joint ventures(1)	$724.5
Real estate	668.8
Mortgage debt	(407.7)
Notes receivable	56.8
Loan pool participations	34.7
Other(2)	23.2
Total net investment	1,100.3
Add back:
Accumulated depreciation and amortization	29.7
Kennedy Wilson's share of accumulated depreciation and amortization included in investment in joint ventures	106.0
Total gross investment account	$1,236.0
(1) Excludes $26.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes marketable securities and acquired in place lease values which are part of other assets.

Investment Account Detail at December 31, 2013

						Loans Secured by
	Commercial		Multifamily			Real Estate		Residential, Hotel, and Other				Total
Western U.S.	$212.8		$221.9			$112.5		$182.8				$730.0
Other U.S.	3.4		0.2			—		7.8				11.4
Japan	4.1		68.8			—		0.4				73.3
United Kingdom	104.5		—			27.3		—				131.8
Ireland	97.3		48.2			8.3		—				153.8
Total	$422.1		$339.1			$148.1		$191.0				$1,100.3

						Loans Secured by
	Commercial		Multifamily			Real Estate		Residential, Hotel, and Other
	Properties	Rentable Sq. Ft.	Units	Properties	Rentable Sq. Ft.	Current UPB	# of Loans	Acres	Units	Lots	Hotel Rooms	# of Inv.
Western U.S.	31	4,702,393	13,988	38	12,337,940	$154.0	20	3,423	26	808	170	19
Other U.S.	2	355,925	208	2	165,276	—	—	38	—	—	—	4
Japan	1	9,633	2,410	50	936,000	—	—	—	—	—	—	1
United Kingdom	34	4,062,116	—	—	—	538.7	27	—	—	—	—	—
Ireland	17	900,297	749	3	606,711	367.6	100	—	—	—	—	—
Total	85	10,030,364	17,355	93	14,045,927	$1,060.3	147.0	3,461	26	808	170	24

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Account - 2012
(Unaudited)
(Dollars in millions)

12/31/2012
Investment in joint ventures	$543.2
Real estate	289.4
Mortgage debt	(236.5)
Notes receivable	136.6
Loan pool participations	95.6
Other(1)	9.3
Total net investment account	837.6
Add back:
Accumulated depreciation and amortization	12.0
Kennedy Wilson's share of accumulated depreciation and amortization included in investment in joint ventures	59.3
Total gross investment account	$908.9
(1) Includes marketable securities and acquired in place lease values which are part of other assets.

Investment Account Detail at December 31, 2012

	Multifamily			Loans Secured by Real Estate		Commercial		Residential and Other				Total
Western U.S.	$171.7			$69.0		$167.9		$106.9				$515.5
Other U.S.	0.4			—		3.3		10.5				14.2
Japan	102.7			—		8.6		—				111.3
United Kingdom	—			120.4		—		—				120.4
Ireland	22.4			44.3		9.5		—				76.2
Total	$297.2			$233.7		$189.3		$117.4				$837.6

	Multifamily			Loans Secured by Real Estate		Commercial		Residential and Other
	Units	Properties	Rentable Sq. Ft.	Current UPB	# of Loans	Properties	Rentable Sq. Ft.	Acres	Units	Lots	# of Inv.
Western U.S.	11,649	31	10,123,838	$126.6	33	24	3,976,041	3,337	44	935	16
Other U.S.	376	3	294,984	—	—	4	478,450	50	43	—	5
Japan	2,410	50	936,000	—	—	1	9,633	—	—	—	—
United Kingdom	—	—	—	1,481.5	48	—	—	—	—	—	—
Ireland	329	2	230,160	634.9	140	1	45,105	—	—	—	—
Total	14,764	86	11,584,982	$2,243.0	221	30	4,509,229	3,387	87	935	21

Investment Level Estimated Balance Sheet
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheet of investments in which Kennedy Wilson has an ownership interest:

	December 31, 2013	December 31, 2012

Assets
Cash and cash equivalents	$126.5	$86.7
Real estate, net	4,996.2	3,569.0
Loan purchases and originations	1,013.0	1,070.3
Other assets	94.2	293.7
Total assets	6,229.9	5,019.7
Liabilities and equity
Liabilities
Accounts payable, accrued and other	170.8	109.2
Notes payable	25.8	39.7
Mortgage loans payable	3,294.9	2,396.6
Total liabilities	3,491.5	2,545.5
Equity
Total equity	2,738.4	2,474.2
Total liabilities and equity	$6,229.9	$5,019.7

Investment Level Estimated Income Statement
(Unaudited)
(Dollars in millions)

The following estimated investment level income statement represents the estimated combined income statement of investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue
Rental and other income	$125.1	$78.9	$426.3	$286.7
Sale of real estate	54.8	10.0	232.3	265.4
Interest income	30.8	16.3	112.8	53.6
Total revenue	210.7	105.2	771.4	605.7

Operating expenses
Compensation and related expenses	0.6	0.6	2.0	2.3
Cost of real estate sold	37.0	8.3	173.1	229.8
General and administrative	1.6	(0.2)	4.8	1.9
Depreciation and amortization	51.0	18.5	145.6	81.1
Rental operating expenses	57.4	34.2	185.6	117.9
Total operating expenses	147.6	61.4	511.1	433.0

Net operating income	63.1	43.8	260.3	172.7

Non-operating income (expense)
Interest expense	(39.1)	(30.7)	(135.5)	(97.6)
Other non-operating expenses	(3.4)	(7.3)	(25.5)	(19.1)
Gain of sale of interest in properties	—	—	—	21.2
Acquisition related expenses	(3.7)	(3.1)	(52.3)	(7.7)
Acquisition related gain	68.8	—	128.2	—
Net income	$85.7	$2.7	$175.2	$69.5

Kennedy-Wilson Holdings, Inc. and Subsidiaries
2013 Acquisition Activity
(Unaudited)
(Dollars in millions)

Acquisitions
	Three months ended December 31, 2013				Year Ended December 31, 2013
Real Estate	Multifamily	Commercial	Residential & Other	Total Real Estate	Multifamily	Commercial	Residential & Other	Total Real Estate
Investment	$118.5	$24.9	$6.9	$150.3	$727.1	$1,125.6	$26.1	$1,878.8
KW Equity Invested	$9.9	$9.1	$5.6	$24.6	$106.9	$164.7	$10.0	$281.6
	3 properties 844 units	4 properties 0.4 million Sq. Ft.	17 lots		9 properties 3,374 units	62 properties 5.6 million Sq. Ft.	33 lots

	Three months ended December 31, 2013			Year Ended December 31, 2013
Loans	Discounted Loan Purchases	Loan Originations	Total Loans	Discounted Loan Purchases	Loan Originations	Total Loans
Investment	$50.0	$1.2	$51.2	$915.2	$25.1	$940.3
KW Equity Invested	$30.4	$1.0	$31.4	$89.4	$15.0	$104.4
	59% Avg. Discount	6.0% Avg. Interest Rate	3 underlying properties	47% Avg. Discount	9.9% Avg. Interest Rate	149 underlying properties

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Summary: Real Estate
(Unaudited)
(Dollars in millions)

Multifamily
				Net Operating Income (NOI)
	# of Properties	# of Units	Occupancy (1)	YTD Annualized (2)	Debt (3)	Pre-Promote Ownership %	KW Book Equity
Western U.S.	38	13,988	94.1%	$137.1	$1,570.9	37.8%	$221.9
Other U.S.	2	208	87.0	0.2	1.5	5.0	0.2
Japan (4)	50	2,410	95.1	21.9	276.7	40.8	68.8
Ireland (4)	3	749	98.7	10.1	110.9	50.0	48.2
Total	93	17,355	94.4%	$169.3	$1,960.0	38.9%	$339.1

Commercial
				Net Operating Income (NOI)
	# of Properties	Rentable Sq. Ft.	Occupancy (1)	YTD Annualized (2)	Debt (5)	Pre-Promote Ownership %	KW Book Equity
Western U.S.	31	4,702,393	83.6%	$48.0	$560.5	49.7%	$212.8
Other U.S.	2	355,925	77.1	2.2	22.8	35.1	3.4
Japan (4)	1	9,633	100.0	0.4	2.4	82.0	4.1
United Kingdom(4)	34	4,062,116	84.6	56.9	360.6	32.0	104.5
Ireland (4)	17	900,297	98.9	38.0	345.6	32.8	97.3
Total	85	10,030,364	85.2%	$145.5	$1,291.9	38.2%	$422.1

Residential, Hotel, and Other
	# of Investments	ResidentialUnits	Total Acres	Residential Lots	Hotel Rooms	Pre-Promote Ownership%	KW Book Equity (1)
Western U.S.	19	26	3,423	808	170	61.1%	$182.8
Other U.S.	4	—	38	—	—	96.8	7.8
Japan	1	—	—	—	—	100.0	0.4
Total	24	26	3,461	808	170	62.6%	$191.0

(1) As of December 31, 2013
(2) Represents year to date NOI on an annualized basis.
(3) Debt represents 100% debt balance against properties as of December 31, 2013.
(4) Estimated foreign exchange rates are ¥105 = $1 USD, £0.61 = $1 USD and €0.73 = $1 USD, related to NOI and debt.
(5) Debt represents 100% debt balance against properties as of December 31, 2013, excluding $5.9 million of partner loans.
(6) Includes the 8.5 acre site and 12 units that are in the process of being completed at Clancy Quay.
(7) Includes the 3.5 acre site adjacent to the State Street building.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Summary: Discounted Loan Purchases and Loan Originations
(Unaudited)
(Dollars in millions)

Discounted Loan Purchases

	Initial # of Loans (1)	Initial UPB (2)	# of Unresolved Loans	Total Collections	Current UPB	Pre-Promote KW Share of Current UPB (net of venture-level debt) (5)	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	72	$468.9	10	$300.2	$96.8	$75.6	$—	78.1%	$55.3
United Kingdom (4)	113	3,758.9	27	2,721.0	538.7	39.2	72.7	14.0	27.3
Ireland (4)	151	497.1	100	70.3	367.6	36.8	—	10.0	8.3
Total	336	$4,724.9	137	$3,091.5	$1,003.1	$151.6	$72.7	18.7%	$90.9

Loan Originations

	# of Loans	Current UPB	WAV Interest Rate	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	10	$57.2	10.1%	$—	100.0%	$57.2
Total	10	$57.2	10.1%	$—	100.0%	$57.2

(1) Represents total number of loans at initial acquisition of respective pools.
(2) Unpaid Principal Balance.
(3) Venture-level debt represents 100% debt balance against loans as of December 31, 2013.
(4) Estimated foreign exchange rate is £0.61 = $1 USD and €0.73 = $1 USD.
(5) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Same Property Analysis - Multifamily by Region
(Unaudited)
(Dollars in millions)

Three Months Ended December 31,	Same Property Units	Average % Leased			Rental Revenues			Net Operating Income
2013 vs. 2012	2013	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change

Region:
Western U.S.	10,888	94.2%	95.2%	(1.1)%	$39.0	$36.7	6.3%	$26.4	$24.3	8.6%
Other U.S.	208	87.0	76.6	13.6	0.2	0.2	—	—	—	—
Japan	2,410	96.2	95.0	1.3	7.2	7.0	2.9	5.9	5.7	3.5
Ireland	210	96.8	94.8	2.1	1.4	1.2	16.7	1.0	0.8	25.0
Same Property Total	13,716	94.5%	94.9%	(0.4)%	$47.8	$45.1	6.0%	$33.3	$30.8	8.1%

Year Ended December 31,	Same Property Units	Average % Leased			Rental Revenues			Net Operating Income
2013 vs. 2012	2013	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change

Region:
Western U.S.	9,247	94.7%	94.6%	0.1%	$126.4	$118.9	6.3%	$85.7	$79.1	8.3%
Other U.S.	98	89.3	86.6	3.1	0.5	0.5	—	0.2	0.2	—
Japan	2,410	95.5	94.3	1.3	28.8	28.6	0.7	21.9	21.4	2.3
Same Property Total	11,755	94.8%	94.5%	0.3%	$155.7	$148.0	5.2%	$107.8	$100.7	7.1%

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Same Property Analysis - Commercial by Region
(Unaudited)
(Dollars in millions)

Three Months Ended December 31,	Same Property Units	Average % Occupancy			Rental Revenues			Net Operating Income
2013 vs. 2012	2013	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change

Region:
Western U.S.	3,112,859	86.2%	81.8%	5.4%	$16.0	$15.1	6.0%	$9.3	$8.8	5.7%
Other U.S.	355,925	76.8	74.7	2.8	1.3	1.2	8.3	0.5	0.5	—
Japan	9,633	100.0	100.0	—	0.1	0.1	—	0.1	0.1	—
Ireland	45,105	100.0	100.0	—	0.8	0.8	—	0.7	0.6	16.7
Same Property Total	3,523,522	85.5%	81.4%	5.0%	$18.2	$17.2	5.8%	$10.6	$10.0	6.0%

Year Ended December 31,	Same Property Units	Average % Occupancy			Rental Revenues			Net Operating Income
2013 vs. 2012	2013	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change

Region:
Western U.S.	2,498,729	83.7%	79.5%	5.3%	$55.2	$48.5	13.8%	$32.4	$27.8	16.5%
Other U.S.	355,925	74.9	71.0	5.5	5.1	4.6	10.9	2.2	1.8	22.2
Japan	9,633	100.0	100.0	—	0.4	0.4	—	0.4	0.4	—
Same Property Total	2,864,287	82.7%	78.5%	5.4%	$60.7	$53.5	13.5%	$35.0	$30.0	16.7%

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Debt Schedule
(Unaudited)
(Dollars in millions)

	Consolidated Debt				Unconsolidated Asset Level Debt		Total Consolidated Debt + KW Share of Unconsolidated Asset Level Debt
Maturity	Unsecured Corporate Debt		Asset Level Debt	Total	Total	KW Share		Amount Due at Maturity Date (2)
2014	$—		$39.4	$39.4	$164.6	$94.5	$133.9	$118.0
2015	—		19.9	19.9	266.7	120.2	140.1	120.1
2016	—		44.5	44.5	247.8	89.6	134.1	114.1
2017	—		32.8	32.8	570.3	244.7	277.5	256.4
2018	—		23.1	23.1	759.8	235.4	258.5	241.9
2019	350.0	(1)	6.5	356.5	144.2	34.3	390.8	379.2
2020	—		120.7	120.7	141.7	59.8	180.5	170.4
Thereafter	95.0		120.8	215.8	592.1	123.0	338.8	320.6
Total	$445.0		$407.7	$852.7	$2,887.2	$1,001.5	$1,854.2	$1,720.7

(1) Represents principal balance of senior notes.
(2) Amount does not reflect extension options.

Weighted average interest rate (KW Share): 5.1%

Weighted average remaining maturity in years (KW Share): 6.0 years

Kennedy Wilson has exposure to fixed and floating rate debt through its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated asset level debt by interest rate type.

	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Asset Level Debt (3)
Asset Level Debt	$1,769.1	$1,156.4	$369.4	$3,294.9

(3) Represents $407.7 million of consolidated asset level debt and $2.9 billion of unconsolidated asset level debt. 98% of such asset level debt is non-recourse to the Company.